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                                                                   Exhibit 10.60

                             First Amendment of the
                 ACE Limited Elective Deferred Compensation Plan
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         RESOLVED, that the ACE Limited Elective Deferred Compensation Plan (the
"Plan") is hereby amended, effective as of January 1, 2001, by adding the following at the end of subsection 2.1 of the Plan:

         "Notwithstanding any other provision of the Plan to the contrary, the Committee may designate as an "Eligible Employee" any individual who has provided services to an Employer (including those individuals who are not and/or have not been employees). In applying the terms of the Plan to any such individual, (i) references in the Plan to an employee of an Employer shall be deemed to also refer to an individual who is a non-employee service provider to an Employer who is designated as an Eligible Employee in accordance with the preceding sentence, (ii) references in the Plan to employment by an Employer shall be deemed to also refer to the provision of services to an Employer by an individual who is designated as an Eligible Employee in accordance with the preceding sentence; and (iii) references to compensation paid to an Eligible Employee shall be deemed to also refer to amounts paid for services rendered to an Employer by an individual who is designated as an Eligible Employee in accordance with the preceding sentence."